EXHIBIT 6.a

                               LICENSE AGREEMENT


AGREEMENT made this 27th day of August, 1998 between Cra-Z Soap Corp., a Nevada corporation (hereinafter Licensee), and Masters Marketing and Development, Inc., a Tennessee corporation (hereinafter Licensor).

WHEREAS Licensee wishes to obtain an irrevocable exclusive license under the Licensed Properties, as defined below, to make, have made, use, sell and have sold products using the techno1ogy contained in the Licensed Properties throughout the Territory, as defined below; and

WHEREAS: Licensor is willing to grant Licensee such an exclusive license.

NOW THEREFORE, in consideration of the premises above, and the mutual covenants and conditions contained in this Agreement, as well as other valuable consideration, the receipt and sufficient of which is hereby acknowledged, the parties agree as follows:

                              ARTICLE I-DEFINITIONS

The following terms (except as otherwise expressly provided or unless, the context otherwise requires) for all purposes of this Agreement shall have the following respective meanings (it being understood that the terms defined in this Agreement shall include in the singular number of the plural, and in the plural number the singular).

1.01 "AFFILIATE" shall mean any corporation or other entity which either directly or indirectly controls a party to this Agreement, is controlled by such party, or is under common control with such party. As used here, the term "control" means possession of the power to direct or cause the direction of the management and policies of a corporation or other entity, whether through the ownership of voting securities, by contract or otherwise.

1.02 "AGREEMENT" shall mean this Agreement, including all exhibits and schedules annexed to this Agreement.

1.03 "LICENSED PROPERTIES" shall mean the patents and other intellectual properties and applications for patents, improvements, technology, products and devices that are identified in Exhibit A annexed to this Agreement, and all foreign counterparts and extensions thereof, as well as all other patents, know-how, inventions, ideas, methods, processes and concepts, whether now existing or hereinafter conceived or acquired by or through Licensor.

1.04 "PRODUCTS" shall means any and all products, devices and supplies manufactured, distributed or sold by Licensee using the Licensed Properties under the License granted by this Agreement.

1.05 "TERRITORY" as used herein shall mean the entire world.

1.06 "TERM" as used herein, the term of this license shall be twenty (20) years beginning from the date of signing of this Agreement.

                          ARTICLE II-GRANT OF LICENSE

2.01 LICENSED PROPERTIES. Licensor hereby grants and agrees to grant Licensee and its Affiliates, and Licensee and its Affiliates accept, an irrevocable exclusive license, even as to Licensor, under the Licensed Properties in the Territory with the right to grant sublicenses, to use and sell the technology and to use, sell and have sold the Products in the Territory. The license shall include, but not be limited to, all products and devices presently and in the future conceived and developed by Licensor, as well as all improvements on existing technology, devices and products

2.02 TRADEMARKS. Licensee and its Affiliates shall be free to sell products using the Licensed Properties, and shall be free to register trademarks and tradenames with respect to such products under any trademark selected or registered by Licensee or any of its Affiliates in any country in the Territory, and all trademarks, tradenames, slogans, logos, trade dress and goodwill owned or developed by Licensee or associated with the Licensed Properties or any products or devices developed from the Licensed Properties shall be the sole and exclusive property of Licensee or its Affiliates.

LICENSE AGREEMENT

2.03 RIGHT OF FIRST REFUSAL ON TECHNOLOGY. Licensor hereby grants to Licensee and its Affiliates a right of first refusal to exclusively use, manufacture, develop, sell, market and distribute products based on new patents and applications for patents, other intellectual property, improvements, technology, products, devices, know-how, inventions, ideas, methods, processes and concepts which are owned or developed by Licensor and are not included in the Licensed Properties ("NEW TECHNOLOGY"). At the time when Licensor develops any such New Technology, Licensor shall offer to Licensee, in writing, the right to use, manufacture, develop, sell, market and distribute products based on such New Technology, describing in sufficient detail the nature of such New Technology. Licensee and Licensor shall discuss the offer, negotiating its terms in good faith, and Licensor shall memorialize an offer to Licensee in writing based on such discussions ("OFFER"). From the date the Offer is received, Licensee shall have sixty (60) days within which to accept the Offer which acceptance shall also be in writing. If Licensee declines the Offer, Licensor shall be free to solicit other interest in the New Technology proposed. However, prior to licensing any such New Technology to a third party, Licensor shall offer Licensee in writing the same terms and conditions on which the proposed license to the third party is based and Licensee shall have thirty (30) days in which to meet the terms and conditions of such proposed license, which shall be done in writing.

                             ARTICLE III-ROYALTIES

3.01 ROYALTIES. Each month Licensee shall pay Licensor a royalty of ten percent (10%) of the Adjusted Gross Sales Price of any Products sold by Licensee or its Affiliates for which Licensee receives payment OR twenty thousand dollars U.S. ($20 000.00) (the "monthly minimum"), whichever is greater ("Royalties"). "Adjusted Gross Sales Price" shall mean the gross sales price of any Products sold less returns and reasonable actual discounts or rebates. At such time as the total amount of Royalties paid reaches a sum equal to or exceeding two million dollars U.S. ($2,000,000.00), the percentage of Adjusted Gross Sales paid as royalty as defined above shall change FROM ten percent (10%) TO three percent (3%) with NO MONTHLY MINIMUM.

3.02 PAYMENT OF ROYALTIES. Licensee shall pay Licensor the Royalties on the first day of each month during the Term.

3.03 INSPECTION. Licensor shall be permitted at reasonable times, and upon at least three (3) days prior written notice to Licensee, to inspect the books and records of Licensee as such relate to sales of the Products for the purpose of determining the accuracy of the Royalties paid to Licensor pursuant to this
Article III.

                     ARTICLE IV-ADVANCED ROYALTIES AND LOAN

4.01 ADVANCE ROYALTIES. There are no advance royalties due under this License.

                        ARTICLE V-INSPECTIONS AND AUDITS

5.01 INSPECTIONS. Licensee and Licensor shall have the right to have its representatives inspect and audit the facilities, premises, and books and records of the other party with thirty (30) days notice. Each party shall cooperate fully with the other party in all such inspections and audits.

                  ARTICLE VI-REPRESENTATIONS AND WARRANTIES

6.01 REPRESENTATIONS AND WARRANTIES OF LICENSOR. Licensor hereby represents and warrants the following to License as of the date of this Agreement:

     (a) Licensor is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee.

     (b) Licensor has full corporate power and authority to enter into and perform this Agreement. The execution, delivery and performance of this Agreement by Licensor have been duly authorized by all requisite corporate action.

     (c) Licensor is the sole owner of all right, title and interest in and to the licensed Patents and other intellectual property, and Licensor has legal power, authority and right to grant the exclusive license under the Licensed Properties.


LICENSE AGREEMENT                                                    PAGE 2 OF 6

     (d) To Licensor's knowledge, there are no patents owned by others and no other property rights or property of others which would be infringed or misused by Licensee or its Affiliates or sublicensees as a result of their exercise of the rights in and to the Licensed Properties and the products granted by this Agreement.

     (e) There are no actions, suits, or claims pending against Licensor or its Affiliates in any court or by or before any governmental body or agency with respect to the Licensed Properties or Products, and to the best of Licensor's knowledge, no such actions, suits or claims have been threatened against Licensor or its Affiliates.

     (f) Licensor has no knowledge of any infringement of the Licensed Properties or knowledge of any claim or allegation, or any basis thereof, of patent infringement or misuse of any confidential information with regard to the Licensed Properties or Products.

     (g) No other person or organization presently has any effective assignment, option, license or sublicense under the Licensed Properties or with respect to the manufacture, use or sale of the Products or other products using the Licensed Properties.

     (h) The Licensed Properties include all of the patents, applications for patents, improvements, technology, products, foreign counterparts and extensions thereof, know-how, inventions, ideas, concepts, methods and processes presently owned, used or developed by Licensor.

     (i) Licensor's facilities, equipment and operations are in material compliance with all applicable laws and regulations. Licensor holds all material licenses, permits and other governmental authorizations necessary or required by Licensor to conduct its operations and business in the manner presently conducted.

6.02 REPRESENTATIONS AND WARRANTIES OF LICENSEE. Licensee hereby represents and warrants the following to Licensor as of the date hereof:

     (a) Licensee is a corporation duly organized and validly existing under the laws of the State of Nevada.

     (b) Licensee has full corporate power and authority to enter into and perform this Agreement. The execution, delivery and performance of this Agreement by Licensee have been duly authorized by all requisite corporate action.

6.03 SURVIVAL. The foregoing representations and warranties of the parties shall survive termination or expiration of this Agreement.

                          ARTICLE VII-INDEMNIFICATION

7.01 LICENSOR INDEMNIFICATION. Licensor shall indemnify and hold Licensee harmless against any and all liabilities, damages, losses, costs, expenses, claims, suits, recoveries and judgments (including attorneys' fees and expenses) of Licensee, its Affiliates or any third party resulting from or arising out of
(i) a breach of Licensor of any of its obligations, covenants or agreements under this Agreement, (ii) the failure of any of the representations and warranties made by Licensor under this Agreement to be true and correct as of the date hereof, (iii) any act or omission on the part of Licensor or any of its employees or Affiliates or agents in the performance of this Agreement, (iv) any actual or alleged damage to property, injury or death occurring to any person resulting from Licensor's Product Development or any defects which occur in the Product Development, (v) patent infringement claims relating to the Licensed Properties, to the extent provided in Article VIII of this Agreement below, and
(vi) infringement, unauthorized use or other claims relating to other intellectual or other property owned or licensed by Licensor, its employees, agents or Affiliates and not expressly licensed to Licensee under this Agreement.

7.02 SURVIVAL. The foregoing indemnification obligations shall survive termination or expiration of this Agreement.



LICENSE AGREEMENT                                                    PAGE 3 OF 6

                ARTICLE VIII-PATENT PROSECUTION AND INFRINGEMENT

8.01 PROSECUTION. Licensor shall keep Licensee currently advised of all steps taken or to be taken in the prosecution of all applications for patents and improvements included in the Licensed Properties and shall furnish Licensee with copies of all such patent applications promptly after filing. Licensee shall be responsible for all fees with respect to such patent applications and all fees necessary for the maintenance of the Licensed Properties in the Territory. Licensor shall consult with Licensee with respect to the prosecution of such patent applications or patents resulting therefrom.

8.02 INFRINGEMENT ACTIONS.

     (a) Licensee and Licensor shall each promptly notify the other following the discovery of any infringement of the Licensed Properties or unauthorized use of the Products which may come to their attention. Licensor shall promptly make all efforts to obtain a discontinuance of the infringement and, if not successful, Licensor shall bring suit against the infringer.

     (b) If Licensor fails to obtain a discontinuance of such infringement or unauthorized use and/or fails to bring an infringement suit within thirty (30) days after discovery of such infringement or unauthorized use ("Initial Period"), then Licensor shall give notice in writing to Licensee within fifteen (15) days following the Initial Period of such failure, and Licensee may, but is not required to obtain a discontinuance of the alleged infringement or unauthorized use or bring an infringement suit. Any infringement suit brought by Licensee shall be in the name of Licensor or Licensee, or jointly in the name of Licensor and Licensee, as Licensee shall elect in its sole discretion, or as required by the law of the forum.

     (c) With respect to any suit for infringement of the Licensed Properties or unauthorized use of the Products, the party that did not institute suit shall render all reasonable assistance to the party that did institute suit including, but not limited to, executing all documents as may be reasonably requested by the party that did institute suit. In the event Licensee institutes suit, Licensee shall be entitled to reimbursement from Licensor for all of its attorneys' fees, costs and expenses including the expenses of any expert witnesses that may be retained ("INFRINGEMENT EXPENSES"), which Licensor shall pay upon demand from Licensee, and Licensee may deduct such Infringement Expenses from any and all sums, including Royalties, which Licensee owes Licensor on a first priority basis.

8.03 INFRINGEMENT OF THIRD PARTY PATENTS. Each party shall notify the other promptly in the event of the receipt of notice of any action, suit or claim alleging infringement by the manufacture, use or sale of the Products, or of any patent or proprietary right held or alleged to be held by a third party. Licensor shall indemnify and hold Licensee, its Affiliates and sublicensees, harmless from all damages, losses, costs, expenses, claims, suits, recoveries and judgments (including attorneys' fees, expenses, costs and expert witness fees) related thereto. This indemnification obligation shall survive the termination of this Agreement.

8.04 OFFSET. In the event it is necessary, in Licensee's judgment, for Licensee to make royalty or other payments to a third party in order for Licensee to exercise or continue to exercise any rights granted to Licensee pursuant to the terms of this Agreement in relation to the Licensed Properties and Products, Licensee shall be entitled to offset any amounts so paid to any third party against amounts due or which may become due to Licensor under this Agreement.

                           ARTICLE IX-CONFIDENTIALITY

9.01 During the Term and for a period of five (5) years thereafter, each of the parties and their respective employees, agents, directors, officers, Affiliates and sublicensees shall hold in confidence all confidential or proprietary information of the other party disclosed hereunder ("INFORMATION") except for and to the extent that such Information (i) is or becomes generally available to the public through no fault of the receiving party; (ii) can be demonstrated in writing to have been known by the receiving party at the time of its disclosure by the other party or is independently developed after the date of disclosure by the receiving party without the application or use of the Information; (iii) becomes known to the other party from a source other than the disclosing party without breach of this Agreement by such party, provided, that such other source has the lawful right to disclose


LICENSE AGREEMENT                                                    PAGE 4 OF 6
such Information, or (iv) is disclosed pursuant to a final, binding, nonappealable order or requirement of a court, administrative agency or other government body.

                            ARTICLE X-MISCELLANEOUS

10.01 GOVERNING LAW. This Agreement shall be covered by and construed in accordance with the laws of the State of Nevada other than provisions relating to conflicts of law provided, however, that all questions concerning the construction or effect of any patent applications or patents shall be decided in accordance with the laws of the country or territory in question. Each party hereto submits to the jurisdiction of the courts of the State of Nevada, County of Clark, or to the United States District Court in connection with any matter relating to this Agreement.

10.02 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the Licensed Properties, the Products and the other matters contemplated or covered herein. This Agreement supersedes any and all previous agreements, commitment and understandings, whether oral or written, between the parties hereto. This Agreement may not be modified, amended or supplemented except by way of a writing signed by a duly authorized representative of each of the Parties hereto.

10.03 ASSIGNMENT. This Agreement shall not be assignable by either party without the prior written consent of the other party.

10.04 NOTICES. Any notice, request, instruction, report or other document to be given hereunder shall be given in writing by hand delivery or by posting by certified or registered mail, postage prepaid, or by facsimile, receipt confirmed, as follows:

IF TO LICENSEE:                         WITH A COPY TO:

Cra-Z Soap Corp.                        Edward I. Achrem & Associates
420 Beach Rd. A,403                     512 South Tonopah Dr. Suite 100
Sarasota, FL 34242                      Las Vegas, NV 89106
ATTN: President
Fax:

IF TO LICENSEE:                         WITH A COPY TO:

Masters Marketing and Development Inc.  Edward J. DaParma
4551 Northgate Ct.                      8735 Bay Parkway Suite B-44
Sarasota, FL 34242                      Brooklyn, NY 11214
ATTN: President
Fax: (941) 351-3459

or to such other address as a party may specify by notice hereunder.

10.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective permitted successors, legal representatives and assigns.

10.06 SEVERABILITY. If and to the extent that any court of competent jurisdiction holds any provision or part of this Agreement to be invalid or unenforceable, such holding shall in no way affect the Validity of the remainder of this Agreement.

10.07 INDEPENDENT CONTRACTORS. The relationship of the parties under this Agreement is that of independent contractors. Neither party shall be deemed to be the agent of the other, and neither is authorized to take any action binding upon the other.

10.08 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both together shall be deemed to be one and the same Agreement.

10.09 HEADINGS. All headings in this Agreement are inserted for convenience of reference only and shall not affect its meaning or interpretation.

10.10 WAIVERS. Any waiver of any term or condition of or obligation under this Agreement must be set forth explicitly in writing, signed by the waiving party. A waiver by either party of any of the terms and conditions of


LICENSE AGREEMENT                                                    PAGE 5 OF 6
or obligations of the other party under this Agreement in any instance shall not be deemed or construed to be a waiver of such term condition or obligation for the future.

10.11 FURTHER ASSURANCES. Licensor and Licensee each agree on behalf of themselves and their respective Affiliates and sublicensees to produce or execute such other documents or agreements as may be necessary or desirable for the execution and implementation of this Agreement and the consummation of the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

FOR CRA-Z SOAP CORP.                  FOR MASTER MARKETING AND DEVELOPMENT, INC.

By: /s/ RONALD WEPRIN                 By: /s/ RICHARD HERMAN
---------------------                 ----------------------
Ronald Weprin                         Richard Herman

Secretary                             President
---------                             ---------
TITLE                                 TITLE










LICENSE AGREEMENT                                                    PAGE 6 OF 6

                                   Exhibit "A"

                                       to

                          Cra-Z Soap License Agreement

This License covers any and all formulas, patents, applications for patents, trade secrets, improvements, technology or technological products, intellectual properties, know-how, ideas, methods, processes and concepts, and devices ("formulas"), whether now existing or hereafter conceived, developed or acquired by Licensor relating to the product known as Cra-Z Soap or any similar product or any application of the formulas to any product or commercialization thereof.

                         ADDENDUM TO LICENSE AGREEMENT
                 FROM MASTERS MARKETING INC. TO CRA-Z SOAP INC.

     The following two paragraphs are an Addendum to that certain License Agreement referenced above, and are executed and agreed to as though they are included in the original License Agreement and each have the same force and effect as though they were included in the original License Agreement.

          1. The License agreement may not be voided, dissolved, terminated or eliminated, except in the instance of complete insolvency or disillusion of Cra-Z Soap Inc. or any subsequent assignee of the License. The licensor may not pursue invalidation of the license unless the licensee is at least one year delinquent in its obligations to the licensor.

          2. The licensee and licensor acknowledge that they are controlled by the same parties. Accordingly, the licensor agrees that its officers, directors, agents or principal share holders shall not conduct any business that shall favor the licensor over the licensee in any way.

     The unsigned licensor and licensee execute the foregoing and make this Addendum part of the original License Agreement.

Executed this 2nd day of September, 1998.

By: /s/ RUSS D'AGATA
---------------------
Cra-Z Soap Inc.
Licensee


By: /s/ RONALD WEPRIN
----------------------
Masters Marketing
Licensor

                              AGREEMENT OF MERGER
                                       OF
                     CRA-Z SOAP CORP., A NEVADA CORPORATION
                                      INTO
           ADVANCED TECHNOLOGIES GROUP, INC., A DELAWARE CORPORATION
                          AS THE SURVIVING CORPORATION

     AGREEMENT OF MERGER, dated as of this 28th day of August, 1998, between Cra-Z Soap Corp., a Nevada corporation, herein called CRA-Z, and Advanced Technologies Group, Inc., a Delaware corporation, herein called ATG, the two entities being hereinafter sometimes called the Constituent Corporations.

     WHEREAS the Boards of Directors of the Constituent Corporations deem it advisable and to the benefit of both corporations that the corporations merge under the terms and conditions hereinafter set forth, such merger to be effected pursuant to the statutes of the State of Delaware and they have duly approved and authorized the form of agreement of merger.

     WHEREAS CRA-Z is a corporation duly organized under the laws of the State of Nevada having been formed August 27, 1998, having authorized capitalization of twenty-five million (25,000,000) shares at $0.001 par value common stock of which seven million three hundred and eleven thousand (7,311,000) shares have been issued, and

     WHEREAS ATG is a corporation duly organized under the laws of the State of Delaware having been incorporated December 31, 1985, said corporation having authorized capital stock consisting of forty million (40,000,000) shares all of which are of one class with a par value of $0.001 per share of which approximately one million one hundred thousand (1,100,000) shares are issued and outstanding, and

     WHEREAS the laws of the State of Delaware permit such a merger, and the Constituent Corporations desire to merge under and pursuant to the provisions of the laws of the State of Delaware;

     NOW THEREFORE, In consideration of the premises and of the mutual agreements end covenants herein contained, it is agreed that CRA-Z is merged into ATG, a Delaware corporation, which shall be the Surviving Corporation, and the terms and condition, of such merger and the mode of carrying it into effect are and shall be as follows:

1. NAME OF SURVIVING CORPORATION: The name of the corporation, which is sometimes hereinafter referred to as the Surviving Corporation, shall, from and after the effective date of the merger, be Cra-Z Products, Inc., a Delaware corporation. The separate existence of Cra-Z Soap Corp., a Nevada corporation, shall cease at the effective time of the merger, except insofar as it may be continued by law or in order to carry out the purposes of this Agreement of Merger and except as continued in the Surviving Corporation.

2. ARTICLES OF INCORPORATION OF SURVIVING CORPORATION. The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of ATG, a Delaware corporation, as amended, a copy of which is attached as Exhibit 1, hereto.

3. BYLAWS. The Bylaws of ATG at the effective time of the merger shall be the Bylaws of the Surviving Corporation until altered or repeated as provided therein.

4. BOARD OF DIRECTORS AND OFFICERS. Simultaneously with the Closing of the transactions contemplated by this Agreement, ATG shall deliver the written resignations from all of its officers and directors, and a certificate of ATG directors action, dated the Closing Date, electing those persons designated by CRA-Z as the sole officers and directors of the Surviving Corporation.

5. CONVERSION OF SHARES. The manner of converting the securities of the Constituent Corporations into shares of the Surviving Corporation shall be set forth in this paragraph:

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(a)  Immediately upon the effective date of the merger, each share of common stock of CRA-Z outstanding, without any action on the part of the holder thereof, shall automatically become and be converted into common stock or Series "A" super preferred voting shares of the Surviving Corporation as delineated on Schedule "D" attached hereto. Accordingly the Surviving Corporation shall issue one million one hundred thousand (1,100,000) restricted common shares and three hundred and ten thousand five hundred and fifty (310,550) Series "A" super preferred voting shares to the current shareholders of CRA-Z. The Series "A" super preferred voting shares (the "Shares") shall have the following characteristics, preferences, rights and attributes:

     (1) Voting Rights. The holder of each shares of the Shares shall have the right to cast twenty (20) votes per Share held on any and all matters presented for shareholder consideration. Each holder of common shares may cast one (1) vote per common share held on any and all matters presented for shareholder consideration.

     (2) Preferences. Holders of the Shares shall be preferred over holders of common shares for payment of dividends or in any distribution to shareholders resulting from liquidation of the issuer.

     (3) Face Value and Redemption Value. The Shares have a face value of $1.00 each. The Shares may be redeemed by the issuer prior to any conversion thereof any time after two (2) years from date of issuance for $1.00 each at the option of the issuer.

     (4) Dividends. The Shares earn a non-cumulative dividend of three percent (3%) annually based upon the Shares face value and redemption value. Dividends shall only be paid from earnings of the issuer, if any.

     (5) Conversion. The Shares may be converted into restricted common shares at any time commending two (2) years after date of issuance. Each Series "A" preferred voting share may be converted into twenty (20) restricted common shares. The holding period of any restricted common shares issued as a result of conversion for purposes of Rule 144 or any subsection thereof, as promulgated by the Securities and Exchange Commission, shall commence upon the date of issuance of any such Shares converted.

(b) After the effective date of the merger, any holder of a certificate or certificates which theretofore represented shares of CRA-Z is required to surrender the same to the Transfer Agent of the Surviving Corporation [the name and address of the Transfer Agent is: Fidelity Transfer, 1800 South West Temple, Suite 301, Salt Lake City, UT 84115] and shall, upon the payment of the required fee, thereupon be entitled to receive in exchange a certificate or certificates representing the number of shares of common or preferred stock of the Surviving Corporation into which the shares represented by such certificate or certificates shall be converted.

(c) After the effective date of merger any holder of a certificate or certificates theretofore represented shares of common stock of ATG may, but shall not be required to surrender to the Transfer Agent of the Surviving Corporation [give name and address to transfer agent], and shall upon payment of the required fee, be entitled to receive in exchange for each one (1) share of ATG, a certificate or certificates representing one (1) share of the Surviving Corporation, i.e., the same number of ATG shares previously held.

(d) Subsequent to the Closing Date, there will be approximately two million two hundred thousand (2,200,000) common and three hundred and ten thousand five hundred and fifty (310,550) Series "A" super preferred voting shares issued and outstanding.

(e) Current shareholders of ATG hold options to acquire up to two million (2,000,000) unrestricted common shares at a price of $0.25 per share acquired. The option provides that the shares be issued as unrestricted shares pursuant to exemptions provided by Regulation D, Rule 504 as promulgated by the Securities and Exchange Commission.

(f) Creation of Class "B" Preferred Shares. The Surviving Corporation shall authorize and form Class "B" convertible preferred shares with an annual dividend rate of twelve percent (12%), a conversion rate to

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     restricted common shares of $5.00 per share, a purchase price of $5.00 per share and such other rights, preferences, characteristics and attributes as determined by the Board of Directors of the Surviving Corporation.

6. REPRESENTATIONS OF ATG. The Officers and Directors of ATG hereby represent and warrant as follows:

     (a) FINANCIAL STATEMENT. The audited balance sheet of ATG dated as of July 31, 1997 and the related statements of income and changes of financial position for the period then ended have been furnished to CRA-Z. Such financial statements are complete and correct and have been prepared in accordance with generally accepted accounting principles consistently applied.

     (b) PROPERTY AND ASSETS. Since completing the financial statements referred to in Paragraph 6(a) above, ATG has abandoned its business and has no material property or assets.

     (c) ABSENCE OF CONTINGENT LIABILITIES. ATG has no material liabilities, known or unknown, contingent or otherwise, as of August 26, 1998 which are not reflected in the balance sheet of ATG other than as disclosed therein.

     (d) GOOD STANDING. ATG was duly organized and exists in good standing with the laws of the State of Delaware and has all necessary corporate power and authority to carry on its business.

     (e) LITIGATION. To the best of the knowledge of the officers and directors of ATG, there is no litigation, action or proceeding, pending or threatened, which might result in any material liability on the part of ATG, nor do they have any knowledge of any claims against ATG or of any facts from which the assertion of a claim against ATG might be reasonably inferred.

     (f) TAXES. To the best knowledge and belief of ATG, all income, excise, unemployment, social security, occupational, franchise and any and all other taxes, duties, assessments or charges levied, assessed or imposed upon ATG by the United States or by any state or municipal government or subdivision or instrumentality thereof have been duly paid, and all required tax returns or reports concerning any such items have been duly filed. Further, ATG has not waived any statutes of limitations with respect to any tax liability whatsoever nor have consents been filed by ATG pursuant to section 3419(f) of the Internal Revenue Code.

     (g) MISCELLANEOUS. ATG has no employment contracts with any person; ATG has no obligations to any officer or other employee and is not a party to any written contracts; except as may be disclosed in a schedule delivered concurrently with execution hereof.

     (h) PUBLIC COMPANY STATUS. ATG represents that it is a non-reporting public company that trades on the NASD OTC Bulletin Board

     (i) VALID AGREEMENT. This Agreement has been duly executed and delivered by ATG and constitutes a valid and legally binding obligation enforceable in accordance with its terms. Neither the execution nor delivery of this Agreement by ATG nor its performance, will result in a violation or breach of any term or provision of or constitute a default or give any party a right to accelerate the due date of any indebtedness of ATG under any indenture, mortgage, deed of trust or other contract or agreement.

     (j) DISCLOSURE OF INFORMATION. ATG acknowledges that it or its representatives have been furnished with substantially the same kind of information regarding CRA-Z and its business, assets, results of operations and financial condition, as might be provided in a public sale of CRA-Z shares. ATG further represents that it has had the opportunity to ask questions of and receive answers from CRA-Z shares. ATG further represents that it has had the opportunity to ask questions of and receive answers from CRA-Z regarding CRA-Z and its business, assets, results of operations and financial condition and the terms and conditions of the issuance of the shares in the Surviving Corporation.

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                                  Page 3 of 8
--------------------------------------------------------------------------------

7. REPRESENTATIONS OF CRA-Z. The officers and Directors of CRA-Z hereby represent and warrant as follows:

     (a) FINANCIAL STATEMENT. There is no audited financial statement of CRA-Z due to the fact that it is a newly incorporated entity.

     (b) PROPERTY AND ASSETS. CRA-Z has a license from Masters Marketing and Development, Inc. previously disclosed to ATG. Such license provides an irrevocable exclusive worldwide license to market Cra-Z Soap and any future products developed using the same anionic surfectant formula as Cra-Z Soap.

     (c) ACCOUNTS RECEIVABLE. CRA-Z represents that it has no accounts receivable as of the writing of this Agreement.

     (d)  INVENTORIES. CRA-Z has no inventory.

     (e) UNDISCLOSED LIABILITIES. Other than as disclosed on Schedule A hereof, CRA-Z has no material liabilities, known or unknown, contingent or otherwise which are not reflected in Schedule A.

     (f) GOOD STANDING. CRA-Z was duly organized and exists in good standing under the laws of the State of Nevada and has all necessary corporate power and authority to carry on its business as presently conducted.

     (g) LITIGATION. Other than as disclosed on Schedule A hereof, to the best of the knowledge of the officers and directors of CRA-Z, there is no litigation, action or proceeding, pending or threatened, which might result in any material liability on the part of CRA-Z nor do they have any knowledge of any claims against CRA-Z or of any facts from which the assertion of a claim against CRA-Z might be reasonably inferred.

     (h) EMPLOYMENT CONTRACTS; OBLIGATIONS TO OFFICERS AND EMPLOYEES. Other than as provided in Schedule B, CRA-Z has no employment contracts or other obligations to any officer or other employee,

     (i) WRITTEN CONTRACTS. Other than as may be described in Schedule C hereof, CRA-Z has no written contracts other than those entered into in the ordinary and normal course of its business.

     (j) VALID AGREEMENT. This Agreement has been duly executed and delivered by CRA-Z and constitutes a valid and legally binding obligation enforceable in accordance with its terms. Neither the execution nor delivery of the Agreement by CRA-Z nor its performance, will result in a violation or breach of any term or provision of or constitute a default or give any party a right to accelerate the due date of any indebtedness of CRA-Z under any indenture, mortgage, deed of trust or other contract or agreement.

     (k) TAXES. Other than as may be described on Schedule A hereof, to the best knowledge and belief of CRA-Z, all income, excise, unemployment, social security, occupational, franchise and any and all other taxes, duties, assessments or charges levied, assessed or imposed upon CRA-Z by the United States or by any state or municipal government or subdivision or instrumentality thereof have been duly paid, and all required tax returns or reports concerning any such item, have been duly filed. Further, CRA-Z has not waived any statutes or limitations with respect to any tax liability whatsoever nor have consents been filed by CRA-Z pursuant to section 34l9(f) of the Internal Revenue Code.

     (I) DISCLOSURE OF INFORMATION. CRA-Z acknowledges that it or its representatives have been furnished with substantially the same kind of information regarding ATG and its business, assets, results of operations and financial condition, as might be provided in a public sale of ATG shares. CRA-Z further represents that it has had the opportunity to ask questions of and receive answers from ATG regarding ATG and its business, assets, results of operations and financial condition and the terms and conditions of the issuance of the shares in the Surviving Corporation.

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                                  Page 4 of 8
--------------------------------------------------------------------------------

8. CONDITIONS TO OBLIGATIONS OF CRA-Z. All obligations of CRA-Z under this Agreement are subject to the fulfillment, prior to the Closing Date, of each of the following conditions (any one or more of which may, in the absolute discretion of ATG, be waived by ATG):

          DOCUMENTS DELIVERED TO ATG. At the Closing, the following document shall be delivered to ATG:

               A certificate executed by CRA-Z dated the Closing Date,
                    certifying that:

                    (a) The representations and warranties of CRA-Z contained in this Agreement are then true in all respects; and

                    (b) CRA-Z has complied with all agreements and conditions required by this Agreement to be performed or complied with by it.

9. CONDITIONS TO OBLIGATIONS OF ATG. All obligations of ATG under this Agreement are subject to the fulfillment, prior to the Closing Date, or each of the following conditions (any one or more of which may, in the absolute discretion of CRA-Z, be waived by CRA-Z):

          DOCUMENTS DELIVERED TO CRA-Z. At the Closing, the following documents shall be delivered to CRA-Z:

               (a) A certificate executed by ATG and its officers and directors dated the Closing Date, certifying that:

                    (i) The representations and warranties of ATG contained in this Agreement are then true in all respects; and

                    (ii) ATG has complied with all agreements and conditions
                         required by this Agreement to be performed or complied with by it.

               (b) The delivery of all original corporate books and records which are appropriate for the new control of shareholders to properly continue with the corporation; and

               (c) The delivery to CRA-Z of a certified copy of resolutions adopted by the board of directors of ATG authorizing the execution, delivery and performance of this Agreement.

10. EFFECTIVE DATE OF MERGER.

     (a) For all purposes of the laws of the State of Delaware, this Agreement of Merger and the merger herein provided for shall become effective and the separate existence of CRA-Z as a Nevada Corporation, except insofar as it may be continued by statute, shall cease as soon as:
          This Agreement of Merger shall have been adopted, approved, signed, acknowledged in accordance with the laws of the State of Delaware and certificates of its adoption and approval shall have been executed in accordance with such laws; and the Certificate and Agreement of Merger shall have been filed in the Office of the Delaware Corporation Commission or other such equivalent office.

     (b) The corporate identity, existence, purposes, powers, objects, franchises, rights and immunities of ATG, a Delaware corporation shall continue unaffected an unimpaired by the merger hereby provided for; and the identities, existences, purposes, powers, objects, franchises, right and immunities of CRA-Z shall be continued in and merged into ATG, a Delaware corporation, which shall be fully vested therewith.

     (c) The date upon which this Agreement is filed in the offices mentioned above and upon which the Constituent Corporations shall so become a single Corporation is the effective date of the merger.

     (d) The date of execution of this Agreement by all required signatories may be referred to as the "Closing Date."

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                                  Page 5 of 8
--------------------------------------------------------------------------------

11. AUTHORIZATION. The parties hereto acknowledge and respectively represent that this Merger Agreement is authorized by the laws of the respective Jurisdictions of the Constituent Corporations and that the matter was approved at a special Board of Directors' meeting of the respective corporations.

12. FURTHER ASSURANCES OF TITLE. As and when requested by the Surviving Corporation or by its successors or assigns, CRA-Z will execute and deliver or cause to be executed and delivered all such deeds and instruments and will take or cause to be taken all such further action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property of any of the constituent Corporations acquired by the Surviving Corporation by reason or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof, and the officers and directors of CRA-Z and officers and directors of the Surviving Corporation are fully authorized in the name of the respective Constituent Corporations or otherwise to take any and all such action.

13. SERVICE OF PROCESS ON SURVIVING CORPORATION. The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of CRA-Z as for the enforcement of any obligation of the Surviving Corporation arising from the merger, including any suit or other proceeding to enforce the right of any shareholder as determined in appraisal proceedings pursuant to the provisions of the law of the State of Delaware and hereby irrevocable appoints the Secretary of State of Delaware as its agent to accept service of process in any suit or other proceedings. Copies of such process shall be mailed to Advanced Technologies Group, Inc., c/o Nathan Drage, Esq., 4505 S. Wasatch Blvd., Suite 210, Salt Lake City, UT 84124.

14. SHAREHOLDERS RIGHTS TO PAYMENT. The Surviving Corporation agrees that subject to the provisions of the General Business Law of the State of Delaware, it will pay to the holders of securities of CRA-Z the amount, if any ("book value"), to which such shareholders may be entitled under the provisions of the above statutes of the law of the State of Delaware as the case may be.

15. ABANDONMENT. The Agreement of Merger may be abandoned (a) by either Constituent Corporation, acting by its Board of Directors at any time prior to its adoption by the shareholders of both the Constituent Corporations as provided by law, or (b) by the mutual consent of the Constituent Corporations, acting each by its Board of Directors, at any time after such adoption by such shareholders and prior to the effective time of the merger. In the event of abandonment of the Agreement of Merger pursuant to
     (a) above, notice thereof shall be given by the Board of Directors of the Constituent Corporations so terminating to the other Constituent Corporation, and thereupon, or abandonment pursuant to (b) above, this Agreement of Merger shall become wholly void and of no effect and there shall be further liability or obligation hereunder on the part of either of the Constituent Corporations or of their Boards of Directors, or shareholders.

16.  FEDERAL SECURITIES LAW.

     (a) The Officers and Directors of CRA-Z understand that the certificates for common stock to be issued to its securities holders may be restricted from transfer, that the securities may not be freely tradeable and might be held by each stockholder indefinitely or until such time, if any, such securities are either registered under the Securities Act of 1933 as amended (the "Act"), or transfers may be made pursuant to an exemption from such registration as is accorded by the Act or the rules and regulations promulgated thereunder. The restricted stock certificates to be issued to all CRA-Z stockholders shall carry an appropriate legend to be printed on the form of the certificates to ensure that the transfer distribution and any proposed sale or subsequent distribution of any of such securities is not in violation of the Act or the terms thereof.

     (b) Certificates to be issued to ATG shareholders will carry the same status as such shares held prior to the merger, i.e. restricted shares shall remain restricted and unrestricted shares shall remain unrestricted.

--------------------------------------------------------------------------------
                                  Page 6 of 8
--------------------------------------------------------------------------------

     (c) Pursuant to paragraph (a) and subject to paragraph (b) above, it is agreed and understood by ATG and CRA-Z that the certificates representing restricted shares of the Surviving Corporation Shares shall each conspicuously set forth on the face of back thereof a legend in substantially the following form:

               THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

17. LAW VIOLATIONS. ATG and CRA-Z covenant that as per item 401, paragraph (f), sections 2 through 6 of Regulation S-K of the Securities Act of 1933 as amended and the Securities Act of 1934 as amended, they have not been convicted on any criminal proceedings or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), nor have they been subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining them from, or otherwise limiting the engagement in any type of business practice; or engaging in any activity in connection with the purchase of sale of any security or commodity or in connection with any violation of Federal or State Securities laws.

18.  MISCELLANEOUS.

     (a) DILUTION. Except for shares issued pursuant to the exercise of options as specified in Paragraph 6(c) above, the Constituent Corporations agree that for a period of two (2) years following the Closing, the Surviving Corporation will only issue new shares with the prior written consent of Colonial National, Ltd., which consent of Colonial National, Ltd. will not be reasonably withheld.

     (b) INVESTMENT. If the Surviving Corporation enters into an investment banking agreement with a licensed broker-dealer to do a secondary offering or private placement such as a preferred convertible offering or other such instrument, Colonial National, Ltd. will assist the Surviving Corporation and act as advisor. Colonial National, Ltd. will assist the Surviving Corporation in raising additional capital for a period of two (2) years following the Closing, but will move aside in the event the Surviving Corporation enters into a BONA FIDE investment agreement.

     (c) WAIVER OF CONDITION AGREEMENT. Failure of a party to insist on strict compliance with any of the terms and conditions of this Agreement shall not be deemed a waiver of any such terms or conditions.

     (d) BINDING EFFECT OF AGREEMENT. This Agreement shall be binding upon, and inure to the benefit of, the assigns, successors, heirs, executors, administrators and other legal representatives of each of the parties hereto.

     (e) GOVERNING LAW. This Agreement is made and entered into in the State of Delaware. It is the intention of the parties hereto that this Agreement shall be subject to and shall be enforced and construed pursuant to the internal laws of the State of Delaware without reference to Delaware's choice of law rules.

     (f) COSTS TO ENFORCE AGREEMENT. In the event of any litigation arising in any manner out of this Agreement or the asserted breach hereof, the prevailing party shall recover court costs and reasonable attorneys' fees.

     (g) SEVERABILITY OF PROVISIONS. The provisions of the Agreement are severable, and if any one or more provisions may be determined to be judicially unenforceable. In whole or in part, the remaining provisions, and any partially unenforceable provisions, to the extent enforceable, shall nevertheless be binding and enforceable.

     (h) ENTIRE UNDERSTANDING. This Agreement contains the entire understanding between the parties concerning the subject matter and supersedes all prior understandings and agreements, whether oral or written,


--------------------------------------------------------------------------------
                                  Page 7 of 8
--------------------------------------------------------------------------------
          between them respecting the within subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

     (i) MODIFICATION. This Agreement may be modified only by an agreement in writing signed by all the parties hereto.

     (j) COUNTERPARTS. The Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this letter by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this letter of intent by such party. Such facsimile copies shall constitute enforceable original documents.

          IN WITNESS WHEREOF each of the Constituent Corporations, pursuant to authority duly granted by its Board of Directors, has caused this Agreement of Merger to be executed by its President and Secretary.

          The respective Directors and officers of the Constituent Corporations, do hereby certify that the above Merger Agreement was adopted by vote of the Shareholders of the Constituent Corporations as set forth in the above Agreement and that said resolutions have not been revoked or amended.


CRA-Z SOAP CORP.                          ADVANCED TECHNOLOGIES GROUP, INC.




_____________________________________     ______________________________________
PRESIDENT                                 PRESIDENT





_____________________________________     ______________________________________
SECRETARY                                 SECRETARY









--------------------------------------------------------------------------------
                                  Page 8 of 8
--------------------------------------------------------------------------------

                                   SCHEDULE B

                                CRA-Z SOAP CORP.

                              EMPLOYMENT CONTRACTS
              AND/OR OBLIGATIONS TO EXISTING OFFICERS OR EMPLOYEES



Cra-Z Soap Corp. has no employment contracts with any individual and it has no contractual obligations to any individual.

                                   SCHEDULE C

                                CRA-Z SOAP CORP.

                    LIST OF EXISTING CONTRACTS OR AGREEMENTS


Cra-Z Soap Corp. has an exclusive license agreement with Masters Marketing and Development, Inc., a copy of which is attached hereto.

                            SCHVANEVELDT AND COMPANY

                          CERTIFIED PUBLIC ACCOUNTANT
                         275 E. SOUTH TEMPLE, SUITE 300
                           SALT LAKE CITY, UTAH 84111
                                 (801) 521-2392

Darrell T. Schvaneveldt, C.P.A.


                          INDEPENDENT AUDITORS REPORT

Board of Directors
Total Lifestyle Corporation


     I have audited the accompanying balance sheets of Total Lifestyle Corporation, as of July 31, 1997 and January 31, 1997 and 1996, and the related statements of operations, stockholders' equity, and cash flows for the period February 1, 1997 to July 31, 1997 and for the years ended January 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statements presentation. I believe that my audit provides a reasonable basis for my opinion.

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #7 to the financial statements, the Company has an accumulated deficit and a negative net worth at July 31, 1997. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note #7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     In my opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Total Lifestyle Corporation, as of July 31, l997 and January 31, 1997 and 1996, and the results of its operations and its cash flows for the period February 1, 1996 to July 31, 1997 and for the years ended January 31, 1997 and 1996, in conformity with generally accepted accounting principles.


                                         /s/ SCHVANEVELDT & COMPANY

Salt Lake City, Utah
August 28, 1997

                          TOTAL LIFESTYLE CORPORATION
                                 Balance Sheets
                  July 31, 1997 and January 31, 1997 and 1996,


                                                 JULY        JANUARY      JANUARY
                                                 1997          1997         1996
                                               ---------    ---------    ---------
                                     ASSETS

CURRENT ASSETS                                 $     -0-    $     -0-    $     -0-
                                               =========    =========    =========

          Total Assets                         $     -0-    $     -0-    $     -0-
                                               =========    =========    =========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts Payable                          $   2,958    $   2,958    $   4,822
     Payroll Taxes Payable                        21,580       21,580       23,449
                                               ---------    ---------    ---------

          Total Liabilities                       24,538       24,538       28,271

STOCKHOLDERS' EQUITY
     Common Shares; 40,000,000
       Shares Authorized, $0.001 Par
       Value Retroactively Restated,
       5,693,811 Shares & 871,811
       Shares Issued & Outstanding
       Respectively                                5,694        5,694          872
     Paid In Capital                             903,261      903,261      899,192
     Retained Earnings  - Deficit               (933,493)    (933,493)    (928,335)
                                               ---------    ---------    ---------

          Total Stockholders' Equity
          (Deficit)                              (24,538)     (24,538)     (28,271)
                                               ---------    ---------    ---------

          Total Liabilities &
          Stockholders' Equity                 $     -0-    $     -0-    $     -0-
                                               =========    =========    =========


   The accompanying notes are an integral part of these financial statements.

                          TOTAL LIFESTYLE CORPORATION
                            Statement of Operations
              For the Period February 1, 1996 to July 31, 1997 and
               For the Years Ended January 31, 1997, 1996 and 1995

                                   JULY           JANUARY         JANUARY          JANUARY
                                   1997            1997             1996            1995
                                 ---------       ---------       ---------        ---------
REVENUES                         $     -0-       $     -0-       $     -0-        $     -0-

EXPENSES
     Franchise Taxes                   -0-           1,305             600              -0-
     Reinstatement Fees                -0-             -0-           1,792              -0-
     Professional Fees                 -0-           3,600             -0-              -0-
     Filing Fees                       -0-             253             -0-              -0-
                                 ---------       ---------       ---------        ---------

          Total Expenses         $     -0-       $   5,158       $   2,392        $     -0-
                                 ---------       ---------       ---------        ---------

     Net (Loss) from
     Operations                  $     -0-       $  (5,158)      $  (2,392)       $     -0-
                                 =========       =========       =========        =========

     Loss Per Weighted Average
     Shares Outstanding          $     -0-       $     -0-       $    (.29)       $     -0-

     Weighted Average
     Shares Outstanding
     Retroactively Restated      5,693,811       3,810,764         871,811          871,811




   The accompanying notes are an integral part of these financial statements.

                          TOTAL LIFESTYLE CORPORATION
                       Statement of Stockholders' Equity
                        February 1, 1994 to July 31, 1997


                                                                                   RETAINED
                                                COMMON STOCK         PAID IN       EARNINGS
                                             SHARES      AMOUNT      CAPITAL       (DEFICIT)
                                           -------------------------------------------------
Balance, February 1, 1994
Retroactively Restated                       871,811        872       891,929       (925,943)

Capital Contributed by Former Officer                                   3,631

No Operations                                                                            -0-
                                           -------------------------------------------------

Balance, January 31, 1995                    871,811        872       895,560       (925,943)

Capital Contributed by Former Officer                                   3,632

Net Loss for Current Year                                                             (2,392)
                                           -------------------------------------------------

Balance, January 31, 1996                    871,811        872       899,192       (928,335)

Shares Issued to Officers in Lieu of
Cash for Accounts Payable                  4,822,000      4,822           -0-            -0-

Capital Contributed by Former Officer                                   1,869

Capital Contributed by Current Officer                                  2,200

Net Loss for Current Year                                                             (5,158)
                                           -------------------------------------------------

Balance, January 31, 1997                  5,693,811      5,694       903,261       (933,493)

Net Loss for Current Period                                                              -0-
                                           -------------------------------------------------

Balance, July 31, 1997                     5,693,811    $ 5,694     $ 903,261      $(933,493)
                                           =================================================



   The accompanying notes are an integral part of these financial statements.

                          TOTAL LIFESTYLE CORPORATION
                            Statements of Cash flows
              For the Period February 1, 1997 to July 31, 1997 and
              For the Years Ended January 31, 1997, 1996 and 1995

                                               JULY         JANUARY        JANUARY        JANUARY
                                               1997           1997           1996          1995
                                            ----------      --------      ----------     --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss from Operations                  $     (-0-)     $ (5,158)     $   (2,392)    $    -0-
                                            ----------      --------      ----------     --------
  Shares Issued in Lieu of Cash for
    Payment of Accounts Payable                    -0-         4,822             -0-          -0-
  Changes in Operating Liabilities:
   (Decrease) Increase in Accounts
   Payable                                         -0-        (1,864)          2,392          -0-
   (Decrease) in Payroll Taxes Payable             -0-        (1,869)         (3,632)      (3,631)
                                            ----------      --------      ----------     --------

     Net Cash Used by
     Operating Activities                          -0-        (4,069)         (3,632)      (3,631)

CASH FLOWS FROM INVESTING ACTIVITIES               -0-           -0-             -0-          -0-

CASH FLOWS FROM FINANCING ACTIVITIES

  Contributed Capital                              -0-         4,069           3,632        3,631
                                            ----------      --------      ----------     --------
     Net Cash Provided by
     Financing Activities                          -0-         4,069           3,632        3,631
                                            ----------      --------      ----------     --------
     Increase in Cash                              -0-           -0-             -0-          -0-

     Cash at Beginning of Period                   -0-           -0-             -0-          -0-
                                            ----------      --------      ----------     --------

     Cash at End of Year                    $      -0-      $    -0-      $      -0-     $    -0-
                                            ==========      ========      ==========     ========

SIGNIFICANT NON CASH TRANSACTIONS
---------------------------------

  Issued 4,822,000 Shares in
   Payment of Accounts Payable
   to Officers

OTHER DISCLOSURES FOR OPERATING ACTIVITIES
------------------------------------------

  Interest                                  $      -0-      $    -0-      $      -0-     $    -0-
  Taxes                                            -0-           -0-             -0-          -0-



   The accompanying notes are an integral part of these financial statements.

                          TOTAL LIFESTYLE CORPORATION
                         Notes to Financial Statements


NOTE #1 - CORPORATE HISTORY

     Total Lifestyle Corporation (the Company), was organized in the state of Delaware, on March 25, 1987. On March 25, 1987, the Company filed a Certificate of Ownership and Merger, merging Forecaster Resources, Inc., a Utah Corporation, organized on December 31, 1985 into the Company. After the merger the Corporation was governed by the laws of the state of Delaware.

     In 1989, the Company filed a voluntary Chapter 11 Petition in the United States Bankruptcy Court, for the Western District of Tennessee. On November 2, 1990, the Court issued an order converting the filing from a Chapter 11 to a Chapter 7. A final decree in the case was filed by the Court on March 10, 1994.

     On December 30, 1995, the Company issued a Certificate for Renewal and Revival of Charter. The Company received from the Secretary of State in the State of Delaware a Certificate of Good Standing dated April 1, 1996.

NOTE #2 - SIGNIFICANT ACCOUNTING POLICIES

(A) The Company uses the accrual method of accounting.
(B) Revenues and expenses are recognized in the period in which the activities occur.
(C) The Company has had no noncash investing and financing activities.
(D) The Company considers all short term, highly liquid investments, that are readily convertible to known amounts, within ninety days, as cash.
(E) Estimates: The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could defer from those estimates.

NOTE #3 - ACCOUNTS PAYABLE

     In the process of reinstatement with the State of Delaware it was determined that the Company had failed to pay required franchise taxes for the years 1987 and 1988 totaling $2,430. This amount has been recorded retroactively to the years in which the expense occurred. A current officer has advanced the Company $4,822 to pay the state of Delaware the above mentioned taxes and $2,392 in fees incidental to reinstatement. On May 16, 1996, the Company issued the Officers 4,822,000 shares at par value in lieu of cash as payment of the accrued expenses.

                          TOTAL LIFESTYLE CORPORATION
                   Notes to Financial Statements -Continued-

NOTE #4 - PAYROLL TAXES PAYABLE

     In 1988, the Company failed to pay the Internal Revenue Service $45,236 in payroll taxes. These taxes were not dismissed pursuant to the bankruptcy proceedings. The former President has agreed to personally reimburse the Internal Revenue Service with monthly installments, and at July 31, 1997, had paid the Internal Revenue Service $25,346. If the former Officer should fail in her commitment to the Internal Revenue Service the Company would still have the liability of the remaining unpaid balance, and any interest as penalties accrued by the IRS.

NOTE #5 - TAXES

     The Company has adopted FASB 109 to account for income taxes. The Company currently has net operating losses of approximately $930,200 as carryforward losses. These losses expire over a period of years beginning in 2001 and expiring 2010. However, because of majority ownership changes and other factors in the Internal Revenue Code it is unlikely that the Company will be able to use the net operating loss carryforward provision. Accordingly, the Company has established an evaluation allowance equal to any potential tax asset benefit from the net operating losses.

NOTE #6 - CHANGE IN SHARES ISSUED AND OUTSTANDING

     On May 16, 1996, the Board of Directors resolved to reverse split all of the outstanding shares on a one for ten basis. Prior to Board of Director resolution there were 8,718,071 shares issued and outstanding and after the action there were 871,811 shares issued and outstanding. (There were four shares issued because of the rounding factor).

NOTE #7 - GOING CONCERN

     The Company currently has no assets or operations to provide working capital and is dependent upon its officers for its capital requirements. The Company is attempting to find a suitable business opportunity for acquisition or merger to provide capital and revenues to meet these needs.

                          ADDENDUM TO MERGER AGREEMENT


     This Addendum is made to that certain Merger Agreement by and between Advanced Technologies Group, Inc. and Cra-Z Soap Inc.

     This Addendum is executed and agreed to as though it were included in the original Agreement, and shall have the same force and effect as though it were part of the original Agreement.

          1. The surviving corporation shall create a subsidiary known as Cra-Z Products Distributing Inc., and shall assign the license of Cra-Z Soap Inc. to Cra-Z Soap Products Distributing Inc., and cause all operations related to the sale and distribution of the products available to the surviving corporation pursuant to the License Agreement to occur in it's subsidiary, Cra-Z Products Distributing Inc.

     The undersigned hereby accept the terms and conditions of this Addendum. And by so doing make this Addendum part of the original Merger Agreement between Cra-Z Soap Inc. and Advanced Technologies Group, Inc.



/s/ RONALD WEPRIN
--------------------------------------
Cra-Z Soap Inc.
Authorized Officer





--------------------------------------
Advanced Technologies Group, Inc.
Authorized Officer

                                   SCHEDULE A

                                CRA-Z SOAP CORP.

                 KNOWN LITIGATION, TAX AND/OR OTHER LIABILITIES



There is no known litigation involving Cra-Z Soap Corp. Cra-Z Soap Corp. has no know liabilities, tax or otherwise.

FORM D

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                     FORM D

                          NOTICE OF SALE OF SECURITIES
                           PURSUANT TO REGULATION D,
                              SECTION 4(b) AND OR
                       UNIFORM LIMITED OFFERING EXEMPTION

---------------------------------------------------------------------------------------------------------------------------
Name of Offering: ([ ] check if this is an amendment and name has changed and indicate change.)
CRAZ PRODUCTS, INC.
---------------------------------------------------------------------------------------------------------------------------
Filing Under (Check box(es) that apply): [X]Rule 504  [ ]Rule 505 [ ] Rule 506[ ]Section 4(b)  [ ] ULOE

Type of Filing:  [X] New Filing    [ ] Amendment
---------------------------------------------------------------------------------------------------------------------------
                                         A. BASIC IDENTIFICATION DATA
---------------------------------------------------------------------------------------------------------------------------
1. Enter the information requested about the issuer
---------------------------------------------------------------------------------------------------------------------------
Name of Issuer ([ ] check if this is an amendment and name has changed and indicate change.)
CRAZ PRODUCTS, INC.
---------------------------------------------------------------------------------------------------------------------------
Address of Executive Offices:  (Number and Street, City, State, Zip Code)            Telephone Number (Including Area Code)
7820 S. HOLIDAY DRIVE  SARASOTA FL 34231                                             (941) 924-0007
---------------------------------------------------------------------------------------------------------------------------
Address of Principal Business Operations (Number and Street, City, State, Zip Code)   Telephone Number (Including Area Code)
if different from Executive Offices)
---------------------------------------------------------------------------------------------------------------------------
Brief Description of Business
SALES, MANUFACTURE & MARKETING OF VARIOUS AFTERMARKET PRODUCTS.
---------------------------------------------------------------------------------------------------------------------------
Type of Business Organization:

[X] corporation               [ ] limited partnership, already formed       [ ] other (please specify):

[ ] business trust            [ ] limited partnership, to be formed
---------------------------------------------------------------------------------------------------------------------------
                                                                 Month     Year
Actual or Estimated Date of Incorporation or Organization        [09]      [98]   [X] Actual    [ ] Estimated
Jurisdiction of Incorporation or Organization (Enter two-letter U.S. Postal Services abbrevation for State:
                                              CN for Canada; FN for other foreign jurisdiction)          [DE]
---------------------------------------------------------------------------------------------------------------------------
GENERAL INSTRUCTIONS
FEDERAL:
WHO MAY FILE: All issuers making an offering of securities in reliance or an exemption under Regulation D of Section 4(b),
17 CFR 230.501 et seq. or 15 U.S.C. 77d.6.

WHEN TO FILE: A notice must be filed no later than 15 days after the first sale of securities in the offering.  A notice is deemed filed with the U.S. Securities and Exchange Commission (SEC) on the earlier of the date it is received by the SEC at the address given below or, if received at that address after the date on which is due on the date it was mailed by United States registered or certified mail to that address.

WHERE TO FILE: U.S. Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, DC 20549.

COPIES REQUIRED: FIVE (5) COPIES of this notice must be filed with the SEC, one of which must be manually signed.  Any copies not manually signed must be photocopies of the manually signed copy or bear typed or penned signatures.

INFORMATION REQUIRED: A new filing must contain all information requested.  Amendments need only report the name of the issuer and offering any changes thereto, the information requested in Part C, and any material changes from the information previously supplied in Parts A and B. Part E and the Appendix need not be filed with the SEC.

FILING FEE: There is no federal filing fee.

STATE:
This notice shall be used to indicate reliance on the Uniform Limited Offering Exemption (ULOE) for sales of securities in those states that have adopted ULOE and that have adopted this form, Issuers relying on ULOE must file a separate notice with the
Securities Administrator of each state where sales are to be, or have been made.  If a state requires the payment of a fee as a precondition to the claim for the exemption, a fee in the proper amount shall accompany this form.  This notice shall be filed in accordance with state law.  The Appendix to the notice constitutes a part of this notice and must be completed.

                                             ATTENTION

FAILURE TO FILE NOTICE IN THE APPROPRIATE STATES WILL NOT RESULT IN A LOSS OF THE FEDERAL EXEMPTION.  CONVERSELY,
FAILURE TO FILE THE APPROPRIATE FEDERAL NOTICE WILL NOT RESULT IN A LOSS OF AN AVAILABLE STATE EXEMPTION UNLESS SUCH
EXEMPTION IF PREDICATED ON THE FILING OF A FEDERAL NOTICE.

                                                                                                   SEC 1972(1/94) 1 OF 8


---------------------------------------------------------------------------------------------------------------------------
                                      A. BASIC IDENTIFICATION DATA
---------------------------------------------------------------------------------------------------------------------------

[ILLEGIBLE]

o    [ILLEGIBLE]

O    Each beneficial owner having the power to vote or dispose, or direct the vote of separation of __ or share of a class of equity securities of the issuer;

o    Each executive officer and director of corporate issuers and of corporate general and managing partners of partnership issuers,
     and

o    Each general and managing partner of partnership issuers.

---------------------------------------------------------------------------------------------------------------------------
Check Box(es) that Apply:     [ ] Promoter   [ ] Beneficial Owner  [X] Executive Officer  [ ] Director   [ ] General and/or
                                                                                                            Managing Partner
EDWARD J. DA PARMA JR.
---------------------------------------------------------------------------------------------------------------------------
Full Name (last name first, if individual)

8735 BAY PARKWAY B44
---------------------------------------------------------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)

BROOKLYN N.Y. 11214
---------------------------------------------------------------------------------------------------------------------------
Check Box(es) that Apply:     [ ] Promoter   [ ] Beneficial Owner  [X] Executive Officer   [X] Director   [ ] General and/or
                                                                                                            Managing Partner
---------------------------------------------------------------------------------------------------------------------------
Full Name (Last name first, if individual)

RUS D'AGATA
---------------------------------------------------------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)

7820 S. HOLIDAY DRIVE  STE 205  SARASOTA FL  34321
---------------------------------------------------------------------------------------------------------------------------
Check Box(es) that Apply:     [ ] Promoter   [ ] Beneficial Owner  [ ] Executive Officer   [X] Director   [ ] General and/or
                                                                                                            Managing Partner
---------------------------------------------------------------------------------------------------------------------------
Full Name (Last name first, if individual)

RICHARD N. HERMAN
---------------------------------------------------------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)

7820 S. HOLIDAY DRIVE  STE 205  SARASOTA FL  34321
---------------------------------------------------------------------------------------------------------------------------
Check Box(es) that Apply:     [ ] Promoter   [ ] Beneficial Owner  [ ] Executive Officer   [ ] Director   [ ] General and/or
                                                                                                            Managing Partner
---------------------------------------------------------------------------------------------------------------------------
Full Name (Last name first, if individual)

---------------------------------------------------------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)

---------------------------------------------------------------------------------------------------------------------------
Check Box(es) that Apply:     [ ] Promoter   [ ] Beneficial Owner  [ ] Executive Officer   [ ] Director   [ ] General and/or
                                                                                                            Managing Partner
---------------------------------------------------------------------------------------------------------------------------
Full Name (Last Name first, if individual)

---------------------------------------------------------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)

---------------------------------------------------------------------------------------------------------------------------
Check Box(es) that Apply:     [ ] Promoter   [ ] Beneficial Owner  [ ] Executive Officer   [ ] Director   [ ] General and/or
                                                                                                            Managing Partner
---------------------------------------------------------------------------------------------------------------------------
Full Name (Last Name first, if individual)

---------------------------------------------------------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)

---------------------------------------------------------------------------------------------------------------------------
                    (Use blank sheet, or copy and use additional copies of this sheet, as necessary.)

                                                        2 of 8
                                                                                                         SEC 1972 (1/94)


---------------------------------------------------------------------------------------------------------------------------
                                        B. INFORMATION ABOUT OFFERING
---------------------------------------------------------------------------------------------------------------------------

1.   [ILLEGIBLE]

2.   What is the maximum registered that will be accepted from any individual              $16,000

3.   [ILLEGIBLE]

4.   Enter the information requested for each person who has been or will be paid or given, directly or indirectly, any commission or similar rembursement for solicitation of purchases in connection with sales of securities in the offering.  If a person to be listed as an associated person or agent of a broker or dealer registered with the SEC and/or with a state or states, list the names of the broker or dealer.  If more that five (5) persons to be listed are associated persons of such a broker or dealer, you may set forth the information for that broker or dealer only.
---------------------------------------------------------------------------------------------------------------------------
Full Name (Last name first, if individual)
NON-APPLICABLE
---------------------------------------------------------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)

---------------------------------------------------------------------------------------------------------------------------
Name of Associated Broker or Dealer

---------------------------------------------------------------------------------------------------------------------------
States in Which Person Listed Has Solicited or Intends to Solicit Purchasers
     (CHECK "ALL STATES" OR CHECK INDIVIDUAL STATES)........................................................ [ ] All States

[AL]      [AK]      [AZ]      [AR]      [CA]      [CO]      [CT]      [DE]      [DC]      [FL]      [GA]      [HI]      [ID]
[IL]      [IN]      [IA]      [KS]      [KY]      [LA]      [ME]      [MD]      [MA]      [MI]      [MN]      [MS]      [MO]
[MT]      [NE]      [NV]      [NH]      [NJ]      [NM]      [NY]      [NC]      [ND]      [OH]      [OK]      [OR]      [PA]
[RI]      [SC]      [SD]      [TN]      [TX]      [UT]      [VT]      [VA]      [WA]      [WV]      [WI]      [WY]      [PR]
---------------------------------------------------------------------------------------------------------------------------
Full Name (Last name first, if individual)

---------------------------------------------------------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)

---------------------------------------------------------------------------------------------------------------------------
Name of Associated Broker or Dealer

---------------------------------------------------------------------------------------------------------------------------
States in Which Person Listed Has Solicited or Intends to Solicit Purchasers
     (CHECK "ALL STATES" OR CHECK INDIVIDUAL STATES)........................................................ [ ] All States

[AL]      [AK]      [AZ]      [AR]      [CA]      [CO]      [CT]      [DE]      [DC]      [FL]      [GA]      [HI]      [ID]
[IL]      [IN]      [IA]      [KS]      [KY]      [LA]      [ME]      [MD]      [MA]      [MI]      [MN]      [MS]      [MO]
[MT]      [NE]      [NV]      [NH]      [NJ]      [NM]      [NY]      [NC]      [ND]      [OH]      [OK]      [OR]      [PA]
[RI]      [SC]      [SD]      [TN]      [TX]      [UT]      [VT]      [VA]      [WA]      [WV]      [WI]      [WY]      [PR]
---------------------------------------------------------------------------------------------------------------------------
Full Name (Last name first, if individual)

---------------------------------------------------------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)

---------------------------------------------------------------------------------------------------------------------------
Name of Associated Broker or Dealer

---------------------------------------------------------------------------------------------------------------------------
States in Which Person Listed Has Solicited or Intends to Solicit Purchasers
     (CHECK "ALL STATES" OR CHECK INDIVIDUAL STATES)........................................................ [ ] All States

[AL]      [AK]      [AZ]      [AR]      [CA]      [CO]      [CT]      [DE]      [DC]      [FL]      [GA]      [HI]      [ID]
[IL]      [IN]      [IA]      [KS]      [KY]      [LA]      [ME]      [MD]      [MA]      [MI]      [MN]      [MS]      [MO]
[MT]      [NE]      [NV]      [NH]      [NJ]      [NM]      [NY]      [NC]      [ND]      [OH]      [OK]      [OR]      [PA]
[RI]      [SC]      [SD]      [TN]      [TX]      [UT]      [VT]      [VA]      [WA]      [WV]      [WI]      [WY]      [PR]
---------------------------------------------------------------------------------------------------------------------------
                      (Use blank sheet, or copy and use additional copies of this sheet, as necessary.)

                                                             3 of 8
                                                                                                            SEC 1972 (1/94)


---------------------------------------------------------------------------------------------------------------------------
                         C. OFFERING PRICE, NUMBER OF INVESTORS, EXPENSES AND USE OF PROCEEDS
---------------------------------------------------------------------------------------------------------------------------

1.   Insert the aggregate offering price of securities included in this offering and the total amounts already sold.  Enter "0" if answer is "none" or "zero".  If the transaction is an exchange offering, check this box [ ] and indicate in the columns below the amounts of the securities offered for exchange and already exchanged.
                                                                                Aggregate           Amount Already
Type of Security                                                              Offering Price             Sold

Debt .......................................................................   $    -0-             $    -0-
                                                                               ---------            ---------
Equity .....................................................................   $ 418,545            $ 418,545
                                                                               ---------            ---------
                         [X] Common     [ ] Preferred

Convertible Securities (including warrants) ................................   $     0              $     0
                                                                               ---------            ---------
Partnership Interests ......................................................   $     0              $     0
                                                                               ---------            ---------
Other (Specify _____________________) ......................................   $     0              $     0
                                                                               ---------            ---------
     Total .................................................................   $ 418,545            $ 418,545
                                                                               ---------            ---------

               Answer also in Appendix  Column 3, if filing under ULOE.

2.   Enter the amount of accredited and non-accredited investors who have purchased securities in this
     [ILLEGIBLE]

Non-accredited investors ...................................................   $    3               $ 418,545
                                                                               ---------            ---------
     Total (for filings under Rule 504 only) ...............................   $    3               $ 418,545
                                                                               ---------            ---------

               Answer also in Appendix  Column 3, if filing under ULOE.

3.   If this filing is for an offering under Rule 504 or 505, enter the information requested for all securities sold by the issuer, to date, in offerings of the types indicated.  In the twelve (12) months prior to the first date of securities in this offering.  Classify securities by type listed in Part C - Question 1.

                                                                                Type of            Dealer Amount
Type of Offering                                                               Security                Sold

Rule 505 ...................................................................      0                 $      0
                                                                               ---------            ---------
Regulation A ...............................................................      0                 $      0
                                                                               ---------            ---------
Rule 504 ...................................................................   Common Equity        $  85,211
                                                                               ---------            ---------
     Total .................................................................                        $  85,211
                                                                               ---------            ---------

4.   Furnish a statement of all expenses in connection with the issuance and distribution of the securities in this offering.  Exclude amount relate soley to organization expenses of the issuer.
     [ILLEGIBLE]
     If not known, furnish an estimate and check the box to the left of the estimate.

Transfer Agent's Fees .....................................................................     [ ] $     0
                                                                                                    ---------
Printing and Engraving Costs ..............................................................     [ ] $     0
                                                                                                    ---------
Legal Fees ................................................................................     [ ] $     0
                                                                                                    ---------
Accounting Fees ...........................................................................     [ ] $     0
                                                                                                    ---------
Engineering Fees ..........................................................................     [ ] $     0
                                                                                                    ---------
Sales Commissions (specify finders' fees separately) ......................................     [ ] $     0
                                                                                                    ---------
Other Expenses (identify) _________________________________ ...............................     [ ] $     0
                                                                                                    ---------
     Total ................................................................................     [ ] $     0
                                                                                                    ---------

                                                       4 of 8
                                                                                               SEC 1972 (1/94)


--------------------------------------------------------------------------------
       C. OFFERING PRICE, NUMBER OF INVESTORS, EXPENSES AND USE OR PROCEEDS
--------------------------------------------------------------------------------

Enter the difference between the aggregate offering price given in response to
Part C. Question I and total expenses furnished in response to Part C. Question
4.a. This difference is the "adjusted gross proceeds to the issuer..............                    $418,545
                                                                                                    -------

Indicate below the amount of the advanced gross proceeds to the issuer used or proposed to be held for each on the purposes shown if the amount for any purpose is not known, furnish an estimate and check the box to the left of the estimate. The total of the payments listed must equal the adjusted gross proceeds to the issuer set forth in response to Part C. Question 4.b above.

                                                                                   Payments to
                                                                                    Officers,
                                                                                   Directors, &    Payment to
                                                                                   Affiliates        Others
     Salaries and fees ........................................................ [ ]  $  0      [ ] $
                                                                                     -------        -------
     Purchases of real estate ................................................. [ ]  $  0      [ ] $
                                                                                     -------        -------
     Purchase, rental or leasing and installation of machinery and equipment... [ ]  $  0      [ ] $
                                                                                     -------        -------
     Construction or leasing of plans buildings and facilities ................ [ ]  $  0      [ ] $
                                                                                     -------        -------

     Acquisition of other businesses (including the value of securities involved in this offering that may be used in exchange for the assets or securities
     of another issuer pursuant to a merger) .................................. [ ]  $  0      [ ] $
                                                                                     -------        -------

     Repayment of indebtedness ................................................ [ ]  $  0      [ ] $418,545
                                                                                     -------        -------
     Working capital .......................................................... [ ]  $  0      [ ] $
                                                                                     -------        -------
     Other (specify):                                                           [ ]  $  0      [ ] $
                     -----------------------------------------------------------     -------       --------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------[ ]  $         [ ] $
                                                                                     -------        -------
     Column Totals .............................................................[ ]  $         [ ] $
                                                                                     -------        -------
     Total Payments _____ (column totals added) ................................        [ ] $418,545
                                                                                             -------

--------------------------------------------------------------------------------
                              D. FEDERAL SIGNATURE
--------------------------------------------------------------------------------

The issuer has duly caused this notice to be signed by the undersigned duly authorized person. If this notice is filed under Rule 505, the following signature constitutes and undertaking by the issuer to furnish to the U.S. Securities and Exchange Commission, upon written request of its staff, the information furnished by the issuer to any non-accredited investor pursuant to paragraph (b)(2) of Rule 502.

--------------------------------------------------------------------------------
Issuer (Print or Type)               Signature                           Date
CRAZ PRODUCTS INC.                   /s/ EDWARD J. DA PARMA, JR.        4/1/99
--------------------------------------------------------------------------------
Name of Signer (Print or Type:)      Title of Signer (Print or Type)
Edward J. Da Parma, Jr.              President
-------------------------------------------------------------------------------

                                   ATTENTION
INTENTIONAL MISSTATEMENTS OR OMISSIONS OF FACT CONSTITUTE FEDERAL CRIMINAL VIOLATIONS. (SEE 18 U.S.C. 1001.)

                                     5 of 8